Exhibit 10.12

AMENDED & RESTATED

STOCKHOLDERS AGREEMENT

by and among

INFORMATICA INC.

and

THE STOCKHOLDERS NAMED HEREIN

Dated as of [●], 2021

TABLE OF CONTENTS

1.	EFFECTIVENESS; DEFINITIONS		1
	1.1	Effective Time	1
	1.2	Definitions	1

2.	CORPORATE GOVERNANCE		2
	2.1	Board of Directors	2
	2.2	Voting Agreement	5
	2.3	Controlled Company	5
	2.4	Special Meetings	6
	2.5	Confidentiality	6

3.	COVENANTS		7
	3.1	Directors’ and Officers’ Insurance	7
	3.2	Indemnification Agreements	8
	3.3	Indemnification	8
	3.4	Actions Requiring Approval of the Lead Investors	9
	3.5	Other Business Opportunities; Company Charter; Company Bylaws	10
	3.6	Notice of Lock-Up Release or Waiver	10
	3.7	Redemption	11

4.	AMENDMENT, TERMINATION, ETC.		11
	4.1	Oral Modifications	11
	4.2	Written Modifications	11
	4.3	Termination; Effect of Termination	11

5.	DEFINITIONS		11
	5.1	Certain Matters of Construction	11
	5.2	Definitions	12

6.	MISCELLANEOUS		15
	6.1	Authority; Effect	15
	6.2	Notices	15
	6.3	Binding Effect, Etc.	17
	6.4	Descriptive Headings	17
	6.5	Counterparts	17
	6.6	Severability	17
	6.7	No Recourse	17

7.	GOVERNING LAW		18
	7.1	Governing Law	18
	7.2	Consent to Jurisdiction; Venue; Service	18
	7.3	WAIVER OF JURY TRIAL	18
	7.4	Exercise of Rights and Remedies	19

AMENDED & RESTATED

STOCKHOLDERS AGREEMENT

This Amended & Restated Stockholders Agreement (the “Agreement”) is made as of [●], 2021 by and among:

(i)	Informatica Inc., a Delaware corporation (the “Company”);

(ii)

EvomLux S.à r.l., a société à responsabilité limitée organized and existing under the laws of Grand-Duchy of Luxembourg, having its registered office at 488, route de Longwy, L-1940 Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 190.751 (together with its Permitted Transferees, “Permira”);

(iii)

Canada Pension Plan Investment Board, organized and existing under the laws of Canada, having its principal office at One Queen Street East, Suite 2500, Toronto ON, M5C 2W5, Canada (together with its Permitted Transferees, “CPPIB”); and

(iv)	Ithaca L.P., a Guernsey limited partnership (together with its Permitted Transferees, the “Permira Co-Investor” and together with Permira and CPPIB, the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders entered into a Stockholders Agreement, dated as of September 30, 2021 (the “Original Agreement”); and

WHEREAS, the parties hereto believe that it is in the best interests of the Company and the Stockholders to enter into this Agreement to (i) set forth herein their agreements on certain matters relating to the governance of the Company and the rights and obligations of the Stockholders following the Initial Public Offering (as defined below) and (ii) amend, replace and supersede in its entirety the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	EFFECTIVENESS; DEFINITIONS.

1.1    Effective Time. This Agreement will become effective as of immediately prior to the closing of the Initial Public Offering (the “Effective Time”) and will supersede and result in the termination of the Original Agreement as of the Effective Time.

1.2    Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 5 hereof.

2.	CORPORATE GOVERNANCE.

2.1	Board of Directors.

2.1.1    Size. On and after the Effective Time, the Board shall consist of ten (10) Directors; provided, that the Board shall further increase the number of Independent Directors to the extent necessary to comply with applicable law and the Stock Exchange rules, or as otherwise agreed by the Board, subject to the rights of the Lead Investors under Section 3.4.6.

2.1.2    Composition; Company Recommendation. The rights of the Lead Investors to nominate Directors shall be as follows:

(a)    So long as the Aggregate Permira Ownership continues to be (i) at least 20% of the Aggregate Permira Ownership immediately following the consummation of the Initial Public Offering, Permira shall be entitled to nominate two (2) Directors; and (ii) less than 20% but at least 10% of the Aggregate Permira Ownership immediately following the consummation of the Initial Public Offering, Permira shall be entitled to nominate one (1) Director. Each Director so nominated may be referred to as a “Permira Director”.

(b)    So long as the Aggregate CPPIB Ownership continues to be (i) at least 20% of the Aggregate CPPIB Ownership immediately following the consummation of the Initial Public Offering, CPPIB shall be entitled to nominate two (2) Directors; and (ii) less than 20% but at least 10% of the Aggregate CPPIB Ownership immediately following the consummation of the Initial Public Offering, CPPIB shall be entitled to nominate one (1) Director. Each Director so nominated may be referred to as a “CPPIB Director”.

(c)    So long as the Lead Investors collectively have the right to nominate four (4) Directors collectively pursuant to subsections (a) and (b) of this Section 2.1.2, Permira and CPPIB shall be entitled jointly to nominate one (1) Director. The Director so nominated may be referred to as the “Lead Investor Director”.

(d)    The Company hereby agrees (i) to include the nominees of the Lead Investors nominated pursuant to this Section 2.1.2 as the nominees to the Board on each slate of nominees for election of the Board included in the Company’s annual meeting proxy statement (or consent solicitation or similar document), (ii) to recommend the election of such nominees to the stockholders of the Company and (iii) without limiting the foregoing, to otherwise use its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a Director.

(e)    The foregoing Directors nominated by the Lead Investors shall initially be divided into three classes of Directors, each of whose members shall serve for staggered three (3) year terms, subject to the Company Charter as follows:

(i)    the Class I Directors next subject to election in 2022 shall initially include Bruce Chizen (as the Lead Investor Director), Elizabeth Rafael and Amit Walia;

(ii)    the Class II Directors next subject to election in 2023 shall initially include Janice Chaffin, Gerald Held, Ryan Lanpher (as a Permira Director) and Austin Locke (as a CPPIB Director); and

(iii)    the Class III Directors next subject to election in 2024 shall initially include Geoff McKay (as a CPPIB Director), Brian Ruder (as a Permira Director) and Jill Ward.

2.1.3    Nominations. With respect to any Director to be nominated by the applicable Lead Investor other than the initial Directors appointed in accordance with Section 2.1.2 or the then-serving Permira Director(s), CPPIB Director(s) or Lead Investor Director, the Lead Investors shall nominate their Director(s) by delivering to the Company a written statement at least ninety (90) days prior to the one (1) year anniversary of the preceding annual meeting (or, in the case of the first annual meeting following the Initial Public Offering, at least ninety (90) days prior to the date of the annual meeting) which sets forth the names, business address, telephone number, facsimile number and e-mail address of such nominee(s) if one of Permira Director(s), CPPIB Director(s) or the Lead Investor Director is subject to election; provided, that if the Lead Investor(s) fails to deliver such written notice, the applicable Lead Investor(s) shall be deemed to have nominated the Director(s) previously nominated (or designated pursuant to this Section 2.1.3) by such Lead Investor(s) who is/are currently serving on the Board.

2.1.4    Right to Delegate; Committees. The Company shall establish and maintain an audit committee of the Board (the “Audit Committee”), a compensation committee of the Board (the “Compensation Committee”), a nominating and corporate governance committee of the Board (the “Nominating Committee”), and such other Board committees as the Board deems appropriate from time to time or as may be required by applicable law or the Stock Exchange rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement, the Company Charter and the Company Bylaws.

(a)    No later than the first anniversary of the effectiveness of the IPO Registration Statement, the Audit Committee shall consist of at least three (3) directors, all of whom are Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K).

(b)    Subject to Section 2.1.4(d), for so long as the Company maintains the Compensation Committee and Nominating Committee, such committees shall each consist of (i) if so requested by Permira, at least one (1) Permira Director (but only if Permira is then entitled to nominate at least one Permira Director) and (ii) if so requested by CPPIB, at least one (1) CPPIB Director (but only if CPPIB is then entitled to nominate at least one (1) CPPIB Director). As long as Permira is then entitled to nominate at least one (1) Permira Director, if so requested by Permira, a Permira Director shall serve as the chair of one of the Compensation Committee or the Nominating Committee, as determined by the Lead Investors acting jointly. As long as CPPIB is then entitled to nominate at least one (1) CPPIB Director, if so requested by CPPIB, a CPPIB Director shall serve as the chair of the Compensation Committee or the Nominating Committee, as determined by the Lead Investors acting jointly.

(c)    Subject to Section 2.1.4(d), any committee of the Board not specified in Sections 2.1.4(a) or 2.1.4(b) shall consist of at least one (1) Permira Director (but only if Permira is then entitled to nominate at least one (1) Permira Director) and at least one (1) CPPIB Director (but only if CPPIB is then entitled to nominate at least one (1) CPPIB Director) and such additional members as may be determined by the Board; provided, that a special committee may exclude Directors nominated by the Lead Investor(s) if (i) no such Director is eligible to serve on such special committee due to the Stock Exchange rules and requirements or (ii) the primary purpose of such special committee is to review, assess and/or approve a transaction in which the applicable Lead Investor has a material direct or indirect interest and (A) having such Lead Investor’s Director appointed on such special committee would constitute a conflict of interest, or (B) the Board otherwise determines that including such Directors on such committee would be inconsistent with the Directors’ fiduciary duties, in each case as determined by a majority of the Independent Directors in their reasonable good faith discretion.

(d)    Notwithstanding the foregoing, the Board (upon the recommendation of the Nominating Committee) shall, only to the extent necessary to comply with applicable law or the Stock Exchange rules, modify the composition of any such committee to the extent required to comply with such applicable law or the Stock Exchange rules. If any vacant Director position on any committee of the Board results from a Lead Investor no longer being entitled to nominate at least one (1) Director or declining to have one of its Director nominees serve on such committee, then such vacant position shall be filled by the Board after considering the recommendation of the Nominating Committee, in accordance with Section 2.1.6.

2.1.5    Removal. If the number of Directors that the Lead Investor(s) are entitled to nominate is reduced pursuant to the terms of Section 2.1.2, then such Lead Investor shall, if requested by either (i) the other Lead Investor or (ii) a majority of the Independent Directors, promptly cause a number of Directors equal to such reduction to resign from service on the Board and any board or other similar governing body of any Subsidiary of the Company, including all committees thereof. Each Lead Investor shall cause any Director nominated by the Lead Investor(s) to resign from service on any committee of the Board if, as a result of such Director’s service on such committee, such committee does not satisfy the requirements of applicable law or the Stock Exchange rules for service on such committee. If any Director does not promptly resign as provided in this Section 2.1.5, the Lead Investors shall act to remove such Director from the Board. Notwithstanding anything in this Agreement to the contrary, a Permira Director, a CPPIB Director or a Lead Investor Director shall continue to be deemed as such for as long as he or she is a Director.

2.1.6    Vacancies.

(a)    If any Director previously nominated by the Lead Investor(s) dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office (other than pursuant to the first sentence of Section 2.1.5), then the Lead Investor who previously nominated such Director (or both Lead Investors acting jointly, if such Director is the Lead Investor Director) who was so removed or resigned shall promptly nominate a successor to such Director; but if the Lead Investors(s) are not entitled to fill such vacant Director position(s), such vacant Director position(s) shall be filled by the Board, after considering the recommendation of the Nominating Committee.

(b)    If, subject to the rights of the Lead Investors under Section 3.4.6, the Board votes to increase the size of the Board, the vacant Director position(s) created as a result of such newly created directorship(s) shall be filled by the Board, after considering the recommendation of the Nominating Committee.

(c)    Any other vacant Director position(s) shall be filled by the Board, or the Board shall nominate a replacement Director, in each case, after considering the recommendation of the Nominating Committee, in accordance with the Company Charter.

2.1.7    Subsidiaries. At the request of any Lead Investor, the Company shall cause the members of the board of directors or other similar governing body, and committees thereof, of any “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company to comply with this Section 2.1 as if such Subsidiary were the Company.

2.1.8    Expense Reimbursement. The Company shall pay or reimburse the reasonable, documented, out-of-pocket expenses incurred by the members of the Board in connection with their service on the Board (and any committee thereof) or in connection with their service on the board of directors or other similar governing body of any Subsidiary of the Company (and any committee thereof).

2.2    Voting Agreement. Each Equity Investor agrees, at any time it is then entitled to vote for the election of Directors to the Board, to take all necessary action, including casting all votes to which such Equity Investor is entitled in respect of its Shares entitled to vote thereon, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that the composition of the Board complies with (and includes all of the requisite nominees in accordance with) Section 2.1 and to otherwise effect the intent of this Section 2.2. Each Equity Investor then entitled to vote for the election of any successor as a Director agrees to take all necessary action, including casting all votes to which such Stockholder is entitled in respect of its Shares entitled to vote thereon, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that any such successor determined in accordance with Section 2.1.6 is elected to the Board as promptly as practicable. Each Equity Investor agrees that if, at any time, it is then entitled to vote for the removal of Directors, it will not vote any of its Shares entitled to vote thereon in favor of the removal of any Director who shall have been nominated in accordance with Section 2.1, unless (a) the Lead Investor(s) entitled to nominate such Director shall have consented to such removal in writing, (b) removal is compelled pursuant to Section 2.1.5 or (c) the Person or Persons entitled to nominate any Director pursuant to Section 2.1 shall request in writing the removal, with or without cause, of such Director (in which case, each such Equity Investor shall vote its Shares entitled to vote thereon in favor of such removal). Each Equity Investor agrees not to grant any proxy to any Person in respect of, and agrees not to enter into a binding agreement with respect to, its Shares that would prohibit such Equity Investor from casting votes in respect of such Shares in accordance with this Section 2.2.

2.3    Controlled Company.

2.3.1    The Company and the Equity Investors acknowledge and agree that, by virtue of the combined voting power of Common Stock held (or controlled) by the Equity Investors representing more than 50% of the total voting power of the Common Stock outstanding as of the closing date of the IPO, the Company will qualify as of the date of the closing of the IPO as a “controlled company” within the meaning of Stock Exchange rules.

2.3.2    So long as the Company qualifies as a “controlled company” for purposes of Stock Exchange rules, the Company shall elect to be a “controlled company” for purposes of Stock Exchange rules. If the Company ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, the Equity Investors and the Company shall take whatever action may be reasonably necessary in relation to such party, if any, to cause the Company to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules, including any applicable transition periods. Notwithstanding the foregoing, upon the joint election of the Lead Investors at any time, the Company shall elect not to be a “controlled” company for purposes of Stock Exchange rules and, if so elected by the Lead Investors acting jointly, the Equity Investors and the Company will take all actions reasonably necessary in relation to such party, if any, to cause the Company to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules, including any applicable transition periods.

2.4    Special Meetings. If any two (2) Permira Directors (or, in the event Permira is entitled to nominate only one (1) Director, one (1) Permira Director) or any two (2) CPPIB Directors (or, in the event CPPIB is entitled to nominate only one (1) Director, one (1) CPPIB Director) wishes to call a special meeting of the Board, the Company shall take all such action as is necessary to cause the calling of a special meeting.

2.5    Confidentiality. The Company recognizes that Directors (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals employed by the Lead Investor(s) that nominated such Director. Subject to the conditions set forth in this Section 2.5, the Company hereby irrevocably consents to such sharing. Each Lead Investor agrees that it and its employees will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Director unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by or on behalf of such Lead Investor without use of the Company’s confidential information or (z) is or has been made known or disclosed to such Lead Investor by a third party without, to such Lead Investor’s knowledge, a breach of any obligation of confidentiality such third party may owe to the Company or any of its Subsidiaries, and each Lead Investor will cause its employees and other Representatives (defined below) to comply with the foregoing obligations; provided, however, that a Lead Investor may disclose confidential information (I) to its direct or indirect parent entities (if any) in connection with monitoring or evaluating such Lead Investor’s investment in the Company or its or their respective attorneys, accountants, consultants, advisors and other professionals who are subject to a duty of confidentiality to the extent necessary or reasonably desirable to obtain their services in connection with monitoring or evaluating the Lead Investor’s direct or indirect investment in the Company (collectively, “Representatives”), (II) in the case of CPPIB, to any holder of Class B-2 common stock of the Company (who has entered into a customary non-disclosure agreement with CPPIB or any of its affiliates) to the extent necessary or reasonably desirable in connection with CPPIB’s or such holder’s investment in the Company; provided, that, CPPIB will cause such holder to comply with the confidentiality obligations set forth herein or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Lead Investor takes reasonable steps to minimize the extent of any required disclosure described in this clause (III). Notwithstanding the foregoing, the Directors shall not share information that the Company has designated as attorney-client, work product or similar privilege with respect to which the Company has determined in good faith, based on advice of counsel, that the disclosure of such information to the Lead Investors would be reasonably likely to jeopardize attorney-client privilege or other similar privilege protected under applicable law (otherwise benefiting the Company or any of its subsidiaries) without the prior consent of the Company. Each Lead Investor shall be responsible for any breach of the terms of this Section 2.5 by it or its employees or other Representatives. With respect to each Lead Investor, the consent to share non-public information concerning the Company with individuals employed by, and other Representatives of, such Lead Investor pursuant to this Section 2.5 shall terminate upon the date that such Lead Investor no longer has the right to nominate any member of the Board hereunder, and the confidentiality obligation of such Lead Investor pursuant to this Section 2.5 shall terminate upon the second anniversary of such date (and survive any termination of this Agreement prior to such date).

3.	COVENANTS.

3.1    Directors’ and Officers’ Insurance. The Company will purchase and maintain at its expense insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who prior to or after the Effective Time is or was a Director or officer of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect Subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The Company hereby acknowledges that any Director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, a “Covered Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Lead Investors and certain of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (a) the Company shall be the indemnitor of first resort (i.e., its obligations to a Covered Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Indemnitee shall be secondary) and (b) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof, except in the case of conduct by a Covered Indemnitee where such Covered Indemnitee is not otherwise entitled to indemnification from the Company under Section 3.3 or any other indemnification agreement with the Company. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of a Covered Indemnitee with respect to any claim for which such Covered Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Indemnitee against the Company. The provisions of this Section 3.1 will survive any termination of this Agreement. Any Fund Indemnitor or insurer thereof not a party to this Agreement is an express third party beneficiary of this Section 3.1, and is entitled to enforce this Section 3.1 according to its terms to the same extent as if such Fund Indemnitor or insurer thereof were a party hereto.

3.2    Indemnification Agreements. The Company has entered into and shall at all times maintain in effect an indemnification agreement with each Director nominated by or affiliated with Permira or CPPIB, as applicable, in such form as has been previously agreed to by each of the Company and Permira or CPPIB, as applicable.

3.3    Indemnification.

3.3.1    To the fullest extent permitted by law, the Company shall indemnify, hold harmless and defend each Covered Person from and against any Losses (other than for taxes based on fees or other compensation received by such Covered Person from the Company or its Subsidiaries), expenses (including reasonable legal fees and expenses), judgments, fines and other amounts which may be imposed on, asserted against, paid in settlement, incurred or suffered by such Covered Person or any of them, as a party or otherwise, before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), in connection with any threatened, pending or completed Third-Party Claim arising directly or indirectly out of or in connection with such Covered Person’s investment in, or actual, alleged or deemed control or ability to influence, the Company or any of its Subsidiaries if (a) the Covered Person’s conduct was in good faith and to the extent such Losses did not arise out of a breach by such Covered Person or its Affiliates of this Agreement or any other agreement with, or any Board-approved policy of, the Company or any of its Subsidiaries, and (b) if the Covered Person is a Director, officer or employee of the Company (or (x) an Affiliate of a Director, officer or employee of the Company that is controlled by a Director, officer or employee of the Company, or (y) a successor, heir, estate or legal representative of a Director, officer or employee of the Company), the Covered Person reasonably believed (or, if the Covered Person is a successor, heir, or estate of, a Director, officer or employee of the Company, then such Director, officer or employee of the Company, as applicable, reasonably believed) that his, her or its conduct was in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his, her or its conduct was unlawful, and did not include any transaction from which such Covered Person derived an improper personal benefit. If and to the extent that the foregoing indemnification is unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Covered Person to indemnification and contribution hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Covered Person is or becomes a party (including for the avoidance of doubt, any rights under Section 3.1) or is otherwise becomes the beneficiary or under law or regulation or under the organizational documents of the Company or, any of its Subsidiaries and shall extend to such Covered Person’s successors and assigns. The Company shall not be liable for amounts paid in settlement of any action effected without its written consent, but if any action is settled with written consent of the Company, or if there is a final judgment against a Covered Person in any such action, the Company agrees to indemnify and hold harmless the Covered Person to the extent provided above from and against any Losses by reason of such settlement or judgment. In addition, the Company shall not be required to indemnify a Covered Person for any disgorgement of profits made from the purchase or sale by such Covered Person of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or to indemnify or advance expenses to a Covered Person in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing. Notwithstanding anything herein to the contrary, each of the Covered Persons shall be a third-party beneficiary of the rights conferred to such Covered Persons in this Section 3.3. This Section 3.3 shall survive any termination of this Agreement in respect of any Third-Party Claim to the extent related to or arising from any event occurring prior to termination of this Agreement.

3.3.2    To the extent provided in this Section 3.3, the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Covered Person under this Agreement are primary and any obligation of any Stockholder (or any Affiliate thereof) to provide advancement or indemnification for the same Losses (including all interest, assessment and other charges paid or payable in connection with or in respect of such Losses) incurred by a Covered Person are secondary), and if any Stockholder (or any Affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any Covered Person, then (i) such Stockholder (or such Affiliate, as the case may be) shall be fully subrogated to all rights of the Covered Person with respect to the payments actually made and (ii) the Company shall reimburse such Stockholder (or such other Affiliate) for the payments actually made. The Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each Affiliate of the Company not to exercise), any claims or rights that the Company may now have or hereafter acquire against any Covered Person (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Covered Person against any Covered Person, whether such claim, remedy or right arises in equity or under contract, law or otherwise, including any right to claim, take or receive from any Covered Person, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

3.4    Actions Requiring Approval of the Lead Investors. So long as a Lead Investor continues to hold shares of Class A common stock and Class B-1 common stock equal to at least 15% of the aggregate number of shares of Class A common stock and Class B-1 common stock that were outstanding as of immediately following the consummation of the Initial Public Offering, the following actions by the Company or any of its Subsidiaries shall require the prior written consent of such Lead Investor:

3.4.1    Entering into or effecting a Change of Control.

3.4.2    Directly or indirectly, entering into or effecting any transaction or series of related transactions involving, or entering into any agreement providing for, (a) the purchase, lease, license, exchange or other acquisition by the Company or its Subsidiaries of any assets and/or equity securities for consideration having a fair market value (as reasonably determined by the Board) in excess of $300.0 million and/or (b) the sale, lease, license, exchange or other disposal by the Company or its Subsidiaries of any assets and/or equity securities having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board) in excess of $300.0 million; in each case, other than transactions solely between or among the Company and one or more of its direct or indirect wholly-owned Subsidiaries.

3.4.3    Directly or indirectly, entering into any joint venture or similar business alliance involving, or entering into any agreement providing for, the investment, contribution or disposition by the Company or its Subsidiaries of assets (including stock of Subsidiaries) having a fair market value (as reasonably determined by the Board) in excess of $300.0 million, other than transactions solely between or among the Company and one or more of its direct or indirect wholly-owned Subsidiaries.

3.4.4    Incurring (or extending the maturity of) any indebtedness for borrowed money, assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other Person (other than the Company or any of its Subsidiaries), or entering into (or extending the maturity of) any agreement under which the Company or any Subsidiary may incur indebtedness for borrowed money in the future, in each case in an aggregate principal amount in excess of $300.0 million in any transaction or series of related transactions and other than a drawdown of amounts committed (including under a revolving facility) under a debt agreement that previously received the prior written consent of the Lead Investors or that was entered into on or prior to the date hereof.

3.4.5    Terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company.

3.4.6    Increasing or decreasing the size of the Board.

3.5    Other Business Opportunities; Company Charter; Company Bylaws. Except with the prior written consent of each Lead Investor, for so long as any Director nominated by any of the Lead Investors is a member of the Board, the Company Charter shall provide for a renunciation of corporate opportunities presented to the Equity Investors (and their respective Affiliates and Director nominees) to the maximum extent permitted by Section 122(17) of the Delaware General Corporation Law. Each Stockholder (for so long as any Lead Investor is entitled to nominate at least one Director to the Board pursuant to Section 2.1) shall take all necessary or advisable actions, including, to the extent necessary, voting all of its Shares entitled to vote on the applicable matter and executing proxies or written consents, as the case may be, to ensure that the provisions in respect of corporate opportunities and Director and officer indemnification, exculpation and advancement of expenses set forth in the Company Charter and the Company Bylaws in the forms in existence at the Effective Time are not amended, modified or supplemented in any manner, without the prior written consent of each Lead Investor. The Stockholders shall vote all of their Shares entitled to vote on the applicable matter and execute proxies or written consents, as the case may be, and shall take all necessary or advisable actions, to ensure that the Company Charter and Company Bylaws (a) do not at any time conflict with any provision of this Agreement and (b) permit the Equity Investors to receive the benefits to which they are entitled under this Agreement. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company Charter or Company Bylaws, the terms of this Agreement shall prevail.

3.6    Notice of Lock-Up Release or Waiver. If the Company receives notice or otherwise becomes aware of any release or waiver granted by the applicable underwriter(s) under any lock-up agreement entered into in connection with a Public Offering, the Company shall promptly, and in any event within one (1) business day, provide each Lead Investor with written notice of such release or waiver.

3.7    Redemption. The Company shall not repurchase, redeem or otherwise acquire any of its securities from any Equity Investor (or make any offer to do so) unless such repurchase, redemption, acquisition or offer is structured and conducted in compliance with any applicable Canadian securities laws (including Canadian issuer bid requirements applicable to the Company).

4.	AMENDMENT, TERMINATION, ETC.

4.1    Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor will any oral waiver of any of its terms be effective.

4.2    Written Modifications. This Agreement (including any specific term set forth herein or portion hereof) may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and all of the Lead Investors. Each such amendment, modification, extension, termination and waiver will be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. The effectiveness of this Agreement is expressly conditioned upon the occurrence of the Effective Time and if the Initial Public Offering of the Company is terminated, withdrawn or otherwise abandoned prior to the Effective Time then this Agreement may be terminated by either Lead Investor and the Original Agreement shall remain in full force and effect.

4.3    Termination; Effect of Termination. This Agreement shall terminate on the later of the date that (i) neither Lead Investor is entitled to nominate at least one Director pursuant to Section 2.1.2(a) or 2.1.2(b) and (ii) neither Lead Investor continues to hold shares of Class A common stock and Class B-1 common stock equal to at least 15% of the aggregate number of shares of Class A common stock and Class B-1 common stock that were outstanding as of immediately following the consummation of the Initial Public Offering; provided that Section 3.7 shall survive such termination until CPPIB holds less than 5% of the aggregate number of shares of Class A common stock and Class B-1 common stock then outstanding. No expiration or termination of this Agreement or any part hereof will relieve any Person of liability for a breach at or prior to such expiration or termination.

5.	DEFINITIONS. For purposes of this Agreement:

5.1    Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 5:

(a)    the words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and references to a particular Section of this Agreement include all subsections thereof;

(b)    the word “including” means including, without limitation;

(c)    definitions are equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d)    the masculine, feminine and neuter genders shall each be deemed to include the other.

5.2    Definitions. The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) with respect to any natural person, any member of the immediate family of such natural person.

“Aggregate Permira Ownership” means the total number of Lead Investor Shares owned, in the aggregate and without duplication, by Permira as of the date of such calculation.

“Aggregate CPPIB Ownership” means the total number of Lead Investor Shares owned, in the aggregate and without duplication, by CPPIB as of the date of such calculation.

“Board” means the board of directors of the Company.

“business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” means any transaction or series of related transactions (whether by merger, consolidation, recapitalization, liquidation or sale or transfer of Common Stock or assets (including equity securities of Subsidiaries) or otherwise) as a result of which any Person or group, within the meaning of Section 13(d)(3) of the Exchange Act (other than Equity Investors and their respective Affiliates, any Person holding any share of Class B-2 common stock which is beneficially owned by CPPIB (or any of its Affiliates) within the meaning of Section 13(d) of the Exchange Act, any group of which the foregoing are members and any other members of such a group), obtains ownership, directly or indirectly, of (i) Shares that represent more than 50% of the total voting power (for the election and removal of directors) of the outstanding capital stock of the Company or any applicable successor entity or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Common Stock” means collectively the Class A common stock, par value $0.01 per share (“Class A common stock”), the Class B-1 common stock, par value $0.01 per share (“Class B-1 common stock”), and the Class B-2 common stock, par value $0.00001 per share (“Class B-2 common stock”), in each case of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization) and any stock into which any such Common Stock shall have been changed or any stock resulting from any reclassification of any such Common Stock.

“Company Bylaws” means the Amended and Restated Bylaws of the Company as in effect at the Effective Time and as may be amended, restated, supplemented and/or otherwise modified from time to time.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect at the Effective Time and as may be amended, restated, supplemented and/or otherwise modified from time to time.

“Company Group” means the Company and its Subsidiaries.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” means (i) each Equity Investor, in each case in his, her or its capacity as such, and each such Person’s successors, heirs, estates or legal representative, (ii) any Affiliate, in his, her or its capacity as such, of each Equity Investor, in his, her or its capacity as such, (iii) any Person holding any share of Class B-2 common stock which is beneficially owned by CPPIB (or any of its Affiliates) within the meaning of Section 13(d) of the Exchange Act, in his, her or its capacity as a holder of Common Stock, and any Affiliate, in his, her or its capacity as such, of such Person, in his, her or its capacity as a holder of Common Stock, and (iv) any Affiliate, officer, director, partner, manager, member, employee representative or agent of any of the foregoing, in each case in clauses (i), (ii) or (iii) whether or not such Person continues to have the applicable status referred to in such clauses.

“Director” means any of the individuals elected or appointed to serve on the Board.

“Equity Investors” mean, collectively, Permira, the Permira Co-Investor and CPPIB.

“Equivalent Shares” means, at any date of determination, (i) as to any outstanding shares of Class A common stock and Class B-1 common stock, such number of shares of Class A common stock and Class B-1 common stock and (ii) as to any outstanding Convertible Securities which constitute shares of Class A common stock and Class B-1 common stock, the maximum number of shares of Class A common stock and Class B-1 common stock for which or into which such Convertible Securities may at the date of determination be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, as an “independent director” under the applicable rules of the Stock Exchange, as determined by the Board and, to the extent applicable with respect to Audit Committee membership, an “Independent Director” under Rule 10A-3 under the Exchange Act and any corresponding requirement of Stock Exchange rules for audit committee members, as well as any other requirement of the U.S. securities laws that is then applicable to the Company, as determined by the Board.

“Initial Public Offering” or “IPO” means the initial Public Offering pursuant to the IPO Registration Statement.

“IPO Registration Statement” means the registration statement on Form S-1 (SEC File No. 333-259963) filed with the SEC on October 1, 2021 and declared effective on [●], 2021.

“Lead Investor Shares” means (i) all shares of Class A common stock and Class B-1 common stock originally issued to, or issued with respect to shares originally issued to, or held by, a Lead Investor, whenever issued, including all shares of Class A common stock and Class B-1 common stock issued upon the exercise, conversion or exchange of any Convertible Securities and (ii) all Convertible Securities originally granted or issued to, or held by, a Lead Investor (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Lead Investors” means Permira and/or CPPIB, as applicable.

“Losses” means any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, tax, expense and causes of action of any nature whatsoever.

“Permitted Transferee” means, with respect to Permira, CPPIB and the Permira Co-Investor, any of their respective Affiliates.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Shares” means (i) any and all shares of Common Stock and all other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and Convertible Securities or other rights to acquire such shares, including all Lead Investor Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to the shares referred to in clause (i) above by way of equity distribution or equity split or in connection with a combination of equity, recapitalization, merger, consolidation, reorganization or other transaction.

“Stock Exchange” means the New York Stock Exchange or other national securities exchange or interdealer quotation system on which the Common Stock is at any time listed or quoted.

“Subsidiary” shall mean any Person in which the Company owns, directly or indirectly, stock or other shares or interests possessing fifty percent (50%) or more of the total combined voting power of such Person or otherwise has the power to direct the management and policies of such Person, whether through ownership of shares, by contract or otherwise.

“Third-Party Claim” means any (i) claim brought by a Person other than a Covered Person or the Company or any of its Subsidiaries and (ii) any derivative claim brought in the name of the Company or any of its Subsidiaries that is initiated by any Person other than a Covered Person.

6.	MISCELLANEOUS.

6.1    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which such party’s assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties as members of a joint venture or other association.

6.2    Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, or (iii) by email of a “portable document format” (.pdf) document, in each case, addressed as follows:

If to the Company, to:

Informatica

2100 Seaport Blvd.

Redwood City, CA. 94063

Attention: Brad Lewis or Chief Legal Officer

Email: [###]

with a copy to (which copy shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94062

Attention: Steven V. Bernard

Email: [###]

If to any Lead Investor, to:

PERMIRA

c/o Permira Advisers LLC

3000 Sand Hill Road

Building 1, Suite 170

Menlo Park, CA 94025

Attention: Justin Herridge

Email: [###]

CPPIB

Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON M5C 2W5 Canada

Attention: Phillipe Levy

Email: [###] with copies to (which copy shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th Street

Washington, DC 20006

Attention: Brian T. Mangino

Facsimile: [###]

Email: [###]

and

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

Attention: Stefan Stauder & Jared Fontaine

Facsimile: [###]

Email: [###] & [###]

Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications will be deemed effective (a) on the date received, if personally delivered, (b) one business day after being sent by nationally-known, reputable overnight carrier, (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail or (d) on the date sent by email of a “portable document format” (.pdf) document if sent during normal business hours of the recipient and on the next business day if sent after normal business hours of the recipient. Each party hereto is entitled to specify a different address by giving notice as aforesaid to the Company and the Lead Investors.

6.3    Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter (including, for the avoidance of doubt, the Original Agreement), and is binding upon and will inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the Company and each Lead Investor, and any attempted assignment or delegation in violation of the foregoing will be null and void; provided, however, that Permira, CPPIB and the Permira Co-Investor shall be entitled to assign, in whole or in part, to any of their respective Permitted Transferees without such prior written consent in connection with and upon a transfer of Common Stock from such Stockholder to such Permitted Transferee.

6.4    Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and will not be construed to define or limit any of the terms or provisions hereof.

6.5    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together constitute one instrument. A facsimile or electronic signature will be considered due execution and will be binding upon the signatory thereof with the same force and effect as if the signature were an original.

6.6    Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof is held invalid or unenforceable in any respect, that will not invalidate, render unenforceable or otherwise affect any other provision hereof.

6.7    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement will be had against any former, current or future, direct or indirect director, officer, employee, agent or Affiliate of a Lead Investor, any former, current or future, direct or indirect holder of any equity interests or securities of a Lead Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any former, current or future assignee of a Lead Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, controlling person, representative or assignee of any of the foregoing (collectively, the “No Recourse Persons”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any No Recourse

Person for any obligation of any Lead Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

7.	GOVERNING LAW.

7.1    Governing Law. This Agreement and all Covered Actions will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. As used herein, the term “Covered Action” means any action claim, cause of action or suit (whether based in contract, tort or otherwise), inquiry, proceeding or investigation arising out of, based upon or relating to (a) this Agreement or relating to the subject matter hereof, (b) any derivative action or proceeding brought by any Stockholder on behalf of the Company, (c) relating to any breach or alleged breach of fiduciary duty owed by any Director or officer of the Company to the Company or its Stockholders or (d) relating to any breach or alleged breach of fiduciary duty by any Director or officer of any Subsidiary of the Company to such Subsidiary or to the Company.

7.2    Consent to Jurisdiction; Venue; Service. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) for the purpose of any Covered Action, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries or Affiliates (excluding portfolio companies) to assert, by way of motion, as a defense or otherwise, in any Covered Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any Covered Action or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any Covered Action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Covered Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party consents to service of process in any Covered Action in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 7.2, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

7.3    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE

TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.4    Exercise of Rights and Remedies. The Company and each Stockholder will have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Stockholder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto will be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

INFORMATICA INC.

By:
Name:
Title:

[Signature Page to A&R Stockholders Agreement of Informatica Inc.]

EVOMLUX S.À R.L

By:
Name:
Title:

[Signature Page to A&R Stockholders Agreement of Informatica Inc.]

CANADA PENSION PLAN INVESTMENT BOARD

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to A&R Stockholders Agreement of Informatica Inc.]

ITHACA L.P.

By:
Name:
Title:

[Signature Page to A&R Stockholders Agreement of Informatica Inc.]